Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

ADVANTEST AND VERIGY SIGN DEFINITIVE AGREEMENT

ADVANTEST TO ACQUIRE VERIGY FOR US$15.00 PER SHARE IN CASH

– Highly Complementary Products to Better Meet Customer Demands –

TOKYO, Japan, and CUPERTINO, Calif., March 28, 2011 – Advantest Corporation (“Advantest”) (TSE: 6857, NYSE: ATE) and Verigy Ltd. (“Verigy”) (NASDAQ: VRGY) today announced that they have entered into a definitive agreement under which Advantest will acquire all outstanding Verigy ordinary shares for US$15.00 per share in cash. The total acquisition price will be approximately US$1.1 billion (approximately ¥ 90.9 billion (based on the exchange rate US$1 = ¥81)).

Advantest’s $15.00 per share cash offer represents a premium of approximately 64 percent to Verigy’s closing stock price on December 3, 2010, the day prior to Verigy’s announcement that it had received an offer from Advantest.

As a combined company, Advantest and Verigy will have a more complete set of product solutions and the global scale and breadth to better meet customer demands in today’s rapidly changing markets. The combined company will have the ability to increase investments in innovation and remain a strong supplier to its customers, while offering enhanced long-term career opportunities for employees of both companies.

Strengths of the combined company will include:

(1) Highly Complementary Technology and Products

Building on Advantest’s strength in memory semiconductor test systems and mass production lines and Verigy’s strength in non-memory semiconductor test systems and R&D, the companies expect to drive technological innovation in the broader field of automated semiconductor test equipment. The combined company will also work to enhance growth and profitability by reallocating resources currently devoted to areas of duplicative research and development, with a goal of accelerating the company’s combined technical capabilities and developing new business.

(2) Improved Customer Offerings

The combined company will have a wide and comprehensive range of products, which will enable it to provide customers with the most advanced portfolio of test solutions, improved test efficiency and reduced cost. Expanding the scale of operations is also expected to enhance the combined company’s ability to provide long-term and consistent service to our customers.

(3) Global Business Development

Through the combination of Advantest and Verigy, the combined company expects to accelerate its globalization efforts by leveraging its combined workforce on a global scale.

“Through the acquisition of Verigy, we will be able to offer stronger product lines to our diversified customer base in both Memory and SOC, and we will be well positioned to become a global leader in those fields,” said Haruo Matsuno, Advantest President and Chief Executive Officer. “With this acquisition, Advantest will benefit greatly from Verigy’s technology development capabilities and technical talent which support its proven technologies on a global scale. The acquisition will allow us to better and more timely respond to customer needs in the ATE business. In addition, we will actively promote the efficiency of the operations by reallocating resources made available through synergies in new businesses. Both companies share a common ‘DNA’ based on measurement technologies, and I look forward to making significant advances in developing new businesses. We believe that this transaction will deliver significant value to both companies’ customers, employees and shareholders.”

“We are pleased to have reached an agreement with Advantest that delivers meaningful value to our shareholders, provides our dedicated employees with the opportunity to play an important role in the future of the combined company, and which we believe is in the best interest of our company and all of our stakeholders,” said Jorge Titinger, Verigy President and Chief Executive Officer. “As a combined company, we will offer a broader and more innovative range of products and maintain the financial strength to navigate through a rapidly changing industry environment. We are excited about the possibilities this combination presents and look forward to working together to provide significant benefits to our customers and employees.”

The transaction will be structured as a scheme of arrangement under Singapore law, and is subject to the approval of Verigy shareholders as well as other customary conditions, including approvals from relevant regulatory authorities and the Singapore Court. As previously announced by Verigy, the Department of Justice (DOJ) issued a second request in connection with the transaction. Both companies and their advisors are working closely with the DOJ to comply with the second request expeditiously.

GCA Savvian Advisors, LLC is acting as financial advisor to Advantest. Skadden, Arps, Slate, Meagher & Flom LLP is acting as Advantest’s legal counsel and Stamford Law Corporation is acting as Advantest’s Singapore counsel.

Morgan Stanley is acting as financial advisor to Verigy. Wilson Sonsini Goodrich & Rosati is acting as Verigy’s U.S. legal counsel and Allen & Gledhill is acting as Verigy’s Singapore counsel.

About Advantest

A world-class technology company, Advantest is a leading producer of automatic test equipment (ATE) for the semiconductor industry and a premier manufacturer of measuring instruments used in the design and production of electronic instruments and systems. Its leading-edge systems and products are integrated into the most advanced semiconductor production lines in the world. The company also focuses on R&D for emerging markets that benefit from advancements in nanotech and terahertz technologies, and has recently introduced critical dimension scanning electron microscopes essential to photomask manufacturing, as well as a groundbreaking 3D imaging and analysis tool. Founded in Tokyo in 1954, Advantest established its first subsidiary in 1982, in the USA, and now has subsidiaries worldwide. More information is available at www.advantest.com.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Additional Information and Where You Can Find It

On March 28, 2011 (Japan Time), Advantest and Verigy entered into a definitive agreement providing for a business combination of the two companies. In connection with the proposed transaction, Verigy will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of Verigy. Investors and shareholders of Verigy are urged to read the proxy statement when it becomes available because it will contain important information about Verigy and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Advantest or Verigy with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Advantest by contacting Advantest Investor Relations Section by e-mail at satsuki.tsuruta@jp.advantest.com or by telephone at (81-3) 3214-7570, or filed with the

SEC by Verigy by contacting Verigy Investor Relations by e-mail at judy.davies@verigy.com or by telephone at 1-408-864-7549. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Each of Advantest, Verigy and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Verigy shareholder in favor of the proposed transaction. Information regarding Advantest’s directors and executive officers who may be considered to be participants is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011. Information about the directors and executive officers of Verigy and their respective interests in the proposed transaction will be available in the proxy statement. Additional information regarding the Verigy directors and executive officers is also included in Verigy’s Report on Form 10-K and its amended Annual Report on Form 10-K/A, which was filed with the SEC by Verigy on February 25, 2011. As of February 14, 2011, Verigy’s directors and executive officers beneficially owned approximately 1,988,016 shares, or 3.3 percent, of Verigy’s ordinary shares. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Advantest and Verigy at the e-mail addresses and phone numbers listed above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed to be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on Advantest, Verigy and their respective Boards of Directors’ current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in these statements. These statements include statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed transaction. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: failure of the Verigy shareholders to approve the proposed transaction; failure of the parties to obtain required antitrust clearances or required third party consents or to satisfy other conditions to closing; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies from the Advantest and Verigy transaction; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Advantest and Verigy generally, including those set forth in the filings of Advantest and Verigy with the SEC, especially in the “Risk Factors” section of Advantest’s annual reports on Form 20-F and its Report of Foreign Private Issuer on Form 6-K, and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Verigy’s annual reports on Form 10-K and quarterly reports on Form 10-Q and its current reports on Form 8-K, as well as other SEC filings. Advantest and Verigy are under no obligation to (and expressly disclaim any such obligation to) update or alter any forward-looking statements as a result of developments occurring after the date of this press release.

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Contacts:

ADVANTEST

May S. Tsuruta

Manager, Public and Investor Relations Section

+81-3-3214-7570

Satsuki.tsuruta@jp.advantest.com

VERIGY

Judy Davies

Vice President, Investor Relations and Marketing Communications

408-864-7549

judy.davies@verigy.com

Matt Sherman / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Arthur Crozier / Jennifer Shotwell / Scott Winter

Innisfree M&A Incorporated

212-750-5833